Exhibit 10.14

THIS WARRANT AND ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS IN ACCORDANCE WITH ALL APPLICABLE instructions of the company’s articles of association, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION (OTHER THAN PURSUANT TO RULE 144(k), PROVIDED THAT THE COMPANY HAS RECEIVED CUSTOMARY REPRESENTATIONS CERTIFYING AS TO THE AVAILABILITY OF SUCH RULE 144(k)), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

WARRANT TO PURCHASE SHARES

OF

BEAMR IMAGING LTD.

THIS WARRANT issued as of July 5, 2022 (the “Effective Date”) certifies that, in exchange for the payment of the Payment Amount (the “Payment”), as such term is defined in that certain Funding Agreement dated July 5, 2022 (the “Funding Agreement”), IBI Spikes Ltd., a company incorporated and existing under the laws of the State of Israel, having its principle of business at 9 Ahad Ha’am St., Tel Aviv, Israel (the “Holder”) is entitled, upon provision of the Payment, to subscribe for and purchase from Beamr Imaging Ltd., a company incorporated and existing under the laws of the State of Israel, having its principle of business at 8 Hamanofim Street, Herzeliya, Israel (the “Company”), the Warrant Shares at the Exercise Price (as such terms are defined below), subject to the provisions and upon the terms and conditions hereinafter set forth in this Warrant.

1. Definitions.

As used herein, unless the context requires otherwise, the following defined terms shall have the meaning ascribed to them in this section as follows:

“Articles” shall mean the Amended and Restated Articles of Association of the Company in effect from time to time, a copy of which should be provided to Holder upon issuance of this Warrant.

“Qualified Financing” shall mean a financing round consummated by the Company, in one or a series of related transactions, in which the Company issues securities of a preferred class or series, in consideration for an aggregate investment of at least US$10,000,000 (Ten Million United States Dollars)

“Liquidation Event” shall be as defined in the Funding Agreement, except with respect to (a) an IPO which shall be as defined in this Warrant, and (b) the termination of employment of a Key Employee (as defined in the Funding Agreement) or the majority of the employees, which shall not be considered a Liquidation Event for the purpose of this Warrant.

“IPO” shall mean an underwritten public offering of ordinary shares of the Company on TASE, NASDAQ, NYSE or on any other prominent national stock exchange, excluding an IPO in the NASDAQ Capital Market, consummated by Company within 12 months following the Effective Date, in which the Company raises less than $30M and provided that ALL of the proceeds of such IPO are solely for the benefit of the Company. It is clarified that solely such IPO shall not be considered as an “IPO” for the purpose of this Warrant (the “Qualified IPO”).

“Realization Event” shall mean either (a) an IPO; or (b) a Liquidation Event.

“Warrant Shares” shall mean fully paid and non-assessable Company’s shares of the most senior class of shares issued at the applicable Financing, or in case the exercise is not upon a Financing, then the most senior class of share existing immediately prior to the exercise of this Warrant, or in case the exercise is upon an IPO ordinary shares, having all rights, privileges and preferences attached to such class of shares in accordance with the Articles.

2. Number and Class of Warrant Shares; Exercise Price.

(a) Number of Warrant Shares. Subject to and upon the provision of the Payment to the Company, the Holder shall be entitled to purchase Warrant Shares in an amount equivalent to 0.5% of the issued and outstanding share capital of the Company (on a fully diluted basis) as of the date hereof, i.e. 327,811 Warrant Shares.

(b) Exercise Price. The Exercise Price for each Warrant Share, subject to adjustments pursuant to the provisions of Section 5 herein, shall be as follows (the “Exercise Price”):

(i)	if a Qualified Financing occurs within 12 months following the Effective Date, the Exercise Price for each Warrant Share, will be the price per share in such Qualified Financing, less a 20% discount.

(ii)	if a Non-Qualified Financing occurs, the Holder shall have the right (but not the obligation) to elect, by delivery of written notice to the Company no later than thirty (30) days from the receipt of a written notice from the Company, to determine that the Exercise Price for each Warrant Share, will be the price per share in such Non-Qualified Financing, less a 20% discount.

(iii)	In the event that the Company has not consummated by 12 months following the Effective Date a Qualified Financing or a Realization Event, Holder shall have the right (but not the obligation) to elect, by delivery of written notice to the Company no later than thirty (30) days from the receipt of a written notice from the Company, to determine that the Exercise Price for each Warrant Share, will be according to the below formula: a price per share which represents a pre-money valuation of the Company of US$ 62,500,000 divided by the then of the issued and outstanding share capital of the Company (on a fully diluted basis).

(iv)	Unless an Exercise Price was previously determined in accordance with this Section 2(b), and subject to Section 3(b) below, if a Realization Event happens before a Qualified Financing, the Exercise Price for each Warrant Share, will be the price per share in the applicable Realization Event, less a 20% discount.

(v)	In the event that the Company has consummated a Qualified IPO, the Holder shall have the right (but not the obligation) to elect, by delivery of written notice to the Company no later than thirty (30) days from the receipt of a written notice from the Company, to determine that the Exercise Price for each Warrant Share, will be the price per share in such Qualified IPO.

3. Method of Exercise; Substitution Options.

(a) Exercise. Until the earlier of (a) the lapse of 10 years period after the Effective Date, or (b) the occurrence of a Liquidation Event, the purchase rights represented by this Warrant may be exercised by the Holder, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, as conditional by the final and irrevocable payment to the Company, by cash or wire transfer of immediately available funds, of an amount equal to the applicable aggregate Exercise Price of the Warrant Shares in their entirety.

(b) Conditional Exercise. In the event that the Holder intends to exercise this Warrant with respect to a Realization Event, the Holder shall be entitled to condition such exercise on the consummation of a Realization Event and shall indicate as such on the Notice of Exercise form attached hereto as Exhibit A, and the Holder will only be required to pay the applicable aggregate Exercise Price at such time as the Realization Event is consummated. The Company agrees to provide the Holder with a prior notice of a Realization Event in substantially the same manner and at the same time as shall be given to the Company’s shareholders.

(c) Share Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the amount of Warrant Shares so purchased shall be delivered to the Holder within ten (10) days, and, unless this Warrant has been fully exercised with respect to each applicable Payment in accordance with Section 3(a) hereof, a new Warrant representing the balance of the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

4. Share Fully Paid; Reservation of Shares. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefore, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. At all times when this Warrant may be exercised under Section 3 herein, the Company shall have authorized and reserved for issuance sufficient shares of its Warrant Shares to provide for the exercise of the rights represented by this Warrant.

5. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price payable therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification. In case of any reclassification or change of the class of Warrant Shares issuable at such time (other than a change in nominal value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the Holder shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of such class of Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of such class of Warrant Shares. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subsection (a), shall similarly apply to successive reclassifications or changes subject to the terms hereof and under the Company’s Articles.

(b) Share Splits, Dividends, Combinations and Reorganizations. In the event that the Company shall at any time subdivide the outstanding class of Warrant Shares or shall issue a share dividend on its outstanding class of Warrant Shares the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such share dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased. In the event that the Company shall at any time combine the outstanding shares of the class of Warrant Shares the number of shares of the class of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, share dividend or combination, as the case may be.

(c) General Protection. The Company will not by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights of the Holder against any impairment.

6. Notice of Adjustments. Whenever the number of shares of the class of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 5 hereof, the Company shall provide prior written notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares of the class of Warrant Shares which may be purchased and the Exercise Price therefore after giving effect to such adjustment.

7. Representations and Covenants of the Company. The Company represents and covenants as follows:

(a) all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant and the Warrant Shares and the performance of the Company’s obligations hereunder have been taken and are effective as of the date hereof;

(b) the execution and delivery of this Warrant will not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Articles, do not and will not to the Company’s knowledge, contravene any law, regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not to the Company’s knowledge, conflict with any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party to and by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person;

(c) all necessary consents of third parties with respect to the issuance of this Warrant and the Warrant Shares upon exercise thereof have been obtained, and the Company has no outstanding issuance obligations, rights of first offer, pre-emptive or participation rights, anti-dilution rights or other similar rights with respect to the issuance of this Warrant and the Warrant Shares upon exercise thereof, or any such rights have been exercised, waived or cancelled.

7A. Representations and Covenants of the Holder. The Holder represents and covenants as follows:

(a)  No Conflict. The execution and delivery of this Warrant do not and will not, and the issuance of the Warrant Shares in the name of the Holder upon exercise of this Warrant in accordance with the terms hereof, will not contravene any law, regulation, judgment or order applicable to the Holder, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Holder is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person;

(b) Purchase Entirely for Own Account. This Warrant, the Warrant Shares and the shares issued upon conversion thereof (collectively, the “Purchased Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not presently have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation rights to any person with respect to any of the Purchased Securities. The Holder has not been formed for the specific purpose of acquiring the Purchased Securities.

(c)  Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can fully evaluate and bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating and understanding the merits and risks of the investment in the Purchased Securities.

(d)  Restricted Securities. The Purchased Securities have not been and will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Holder is aware that, except as set forth in the Rights Agreement, the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration.

(e)  Lock-up Undertaking. The Warrant Shares may be subject to a 180 lock up undertaking towards the underwriter of the Company in the IPO, and the Holder hereby agrees that such Warrant Shares, upon exercise of this Warrant, shall be subject to such lock up undertaking and to sign and execute any and all lock up agreement provided by the underwriter in such IPO, provided other shareholders of the Company sign the same lock up agreement.

8. Transfer of Warrant. This Warrant may not be transferred, in whole or in part, without the Company’s prior written consent, other than to a person that would be considered a Permitted Transferee of the Holder pursuant to the Company’s Articles of Association, provided that any such transfer shall be subject to the same restrictions applicable to the transfer of shares to Permitted Transferees under the Company’s Articles of Association. All transfers of this Warrant or the underlying Warrant Shares shall be accompanied by an executed share transfer deed in the form of transfer attached hereto as Exhibit B. Notwithstanding the above, if the transfer or assignment of this Warrant is made together with the transfer or assignment of the Funding Agreement, such transfer or assignment shall be solely subject to the provisions of Section 13.1 of the Funding Agreement.

9. Rights of Shareholders. Without derogating from the Holder’s rights pursuant to the Funding Agreement, the holder of this Warrant shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company which may at any time be issuable upon the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company, including without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of share, reclassification of share, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. So long as the Holder holds this Warrant and/or any of the Warrant Shares, the Company shall afford to the Holder the same access to information concerning the Company as would be afforded to a holder of the class of the Warrant Shares under applicable law, the Articles and/or the Company’s Shareholders Agreement, if any.

10. Expiration of Warrant. Subject to Section 3(a) above, this Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(a)	the lapse of 10 years following the Effective Date; or

(b)	a Liquidation Event, provided however, that this provision shall not affect the right of the Holder to exercise this Warrant pursuant to Section 3(a) hereof prior to the Liquidation Event.

The Company shall provide the Holder with written notice prior to the consummation of a Realization Event or the payment of any dividend payable to the holders of the class of the Warrant Shares in the same manner and at the same time as shall be provided by the Company to its shareholders.

11. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with a reputable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) three (3) business days after the business day of deposit with Federal Express or similar internationally recognized overnight courier, freight prepaid, or (d) one (1) business day after the business day of facsimile transmission, or electronic mail delivery, if delivered by facsimile transmission or electronic mail with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth in the preamble above and (ii) if to the Company, at the address of its principal corporate offices (attention: Chief Executive Officer) or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

12. Governing Law. This Warrant and all actions arising out thereof or in connection therewith shall be exclusively governed by and construed in accordance with the laws of the State of Israel, without regard to the conflicts of law provisions. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent courts of Tel Aviv, Israel, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such courts.

13. Power of Warrant. Together with the Funding Agreement and the Transaction Documents (as defined therein), this Warrant and the Exhibits hereto constitute the full and entire understanding and agreement between the Company and the Holder and are independent of, and supersede, any other agreement or instrument with regard to the subject matters hereof and thereof.

14. Amendment; Waiver. Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

15. Successors and Assigns. The provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors, and administrators of the parties hereto. Subject to Section 8 avboe, none of the rights, privileges, or obligations set forth in, arising under, or created by this Warrant may be assigned or transferred by either party hereto without the prior consent in writing of the other party which consent shall not be unreasonably withheld.

16. Tax; Withholding. Any tax imposed in respect of this Warrant or the Warrant Shares, including, but not limited to, in respect of the grant of the Warrant, and/or the exercise of the Warrant into Warrant Shares, and/or the transfer, waiver, or expiration of the Warrant and/or Warrant Shares, and/or the sale of Warrant Shares, shall be borne solely by the Holder. In the event that the Company is required under applicable law, as reasonable detemined by its legal counsel, to withhold any tax as a result of the exercise of this Warrant and/or the issuance of the Warrant Shares underlying the Warrant, the Company shall be entitled to withhold such taxes in accordance with applicable law, provided, however, that if Holder provides the Company with a valid certificate of exemption from tax withholding or a determination applying a reduced withholding tax rate or any other instructions regarding the payment of withholding taxes issued by the Israel Tax Authority (each, a “Tax Certificate”), then such withholding (if any) shall be made only in accordance with the provisions of such Tax Certificate. Prior to making any tax withholding payment, the Company shall advise Holder in writing of such proposed payment in order to allow Holder to present to the Company a Tax Certificate. If any deduction or withholding payment is so made by the Company, then, promptly after paying any such amount, Company shall deliver to Holder evidence reasonably satisfactory to the Holder of such deduction, withholding or payment and of the remittance thereof to the relevant taxing authority. The Company will reasonably cooperate with Holder in connection with information and documentation reasonably required by Holder in connection with credits, exemptions, or rebates, or other benefits to be obtained by Holder in connection with such withholding payments made by the Company, which credits, exemptions, rebates, or other benefits shall be property of the Holder. Notwithstanding the foregoing, to the extent the Company is required under applicable law to withhold any taxes as a result of the issuance of the Warrant Shares underlying the Warrant, the company shall issue the Warrant Shares upon the exercise of this Warrant only after the earlier of (i) receipt of a Tax Certificate provides full tax exemption with respect to such issuance of the Warrant Shares, or (ii) receipt of an amount in cash representing the amount of tax which the Company is required to withhold upon the issuance of such Warrant Shares underlying the Warrant under Israeli law.

17. No Rights as Shareholder. Except as set forth herein, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to the exercise of this Warrant, and then solely with respect to such Warrant Shares which have been purchased upon such exercise.

18. No Fractional Interest. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares which would otherwise be issuable the number of shares shall rounded up to the nearest whole number.

Issued this 5 day of July, 2022.

/s/ Sharon Carmel

Beamr Imaging Ltd.

By: Sharon Carmel, CEO

EXHIBIT A

NOTICE OF EXERCISE

To: ___________ Ltd.

_______ St.

_________

Attn: ____________

1.	The undersigned hereby elects to purchase [number] [_] shares of [class of shares] (the “Shares”) of __________ Ltd. pursuant to the terms of the attached Warrant and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

2.	Please issue a certificate or certificates representing said [_] Shares in the name of the undersigned.

3.	Please record in the Company’s internal share register, the undersigned representing the owner, of the said [_] Shares, as follows:

(Name and Signature)

(Amount)

(Address)

A-1

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ [_] shares of ___________ Ltd. (the “Warrant”) to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of __________ Ltd., with full power of substitution in the premises. The undersigned further represent that the transfer is made in accordance with the terms of the Warrant.

Dated:_______________________

By:
Name:

Address: [__________________]

[__________________]

And we, the undersigned, agree to the transfer of said rights to which the Warrant relates, and agree to be bound by the terms and conditions of the Warrant. The undersigned further represent that the transfer is made in accordance with the terms of the Warrant.

Address: [__________________]

[__________________]

[fax:________________]

[e-mail:______________]

Acknowledged and confirmed by the Company.

Date:

By:
Name:

B-1